UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

——————

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 17, 2012

DYNATRONICS CORPORATION

(Exact name of registrant as specified in its charter)

Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

7030 Park Centre Dr., Salt Lake City, Utah                            84121
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07             Submission of Matters to a Vote of Security Holders.

Dynatronics Corporation (the “Company”) held its Annual Meeting of Shareholders on December 17, 2012.  A total of 10,537,642 shares (approximately 83%) of the issued and outstanding shares of the Company’s common stock were represented by proxy or in person at the meeting.  The following matters were submitted and voted upon at the Annual Meeting:

1.	The shareholders voted to elect five individuals to the Board of Directors for the succeeding year as set forth below:

Name	Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining

Kelvyn H. Cullimore, Jr.	5,112,401	26,783	143,972
Larry K. Beardall	4,829,731	309,453	143,972
Howard L. Edwards	5,026,238	112,946	143,972

Val J. Christensen	5,026,338	112,846	143,972
Joseph H. Barton	5,026,338	112,846	143,972

2.
The shareholders voted to approve a reverse stock split at a ratio of one-for-five shares, effectively reducing the number of shares issued and outstanding to 1/5th of the current number, from 12,688,650 shares to approximately 2,537,730 shares of common stock, no par value, after giving effect to the reverse split.  Fractional shares resulting from the reverse split will be rounded up to the nearest whole share.  The vote on the reverse split proposal was as follows:

Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining

9,792,440	724,412	20,790

3.	The shareholders voted to ratify the Board’s selection of Larson & Rosenberger LLP as our independent registered public accountant for fiscal year ending June 30, 2013 as set forth below:

Number of Shares For	Number of Shares Withheld	Number of Shares Abstaining

10,484,742	47,018	22,084

An amendment to the Company’s Articles of Incorporation describing the effect of the reverse split was filed with the State of Utah on December 18, 2012, the effective date of the reverse split will be on or about December 19, 2012.

Item 9.01             Financial Statements and Exhibits

(d)  Exhibits.
Exhibit No.	Description
3.1	Amendment to Articles of Incorporation, filed December 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

By: /s/ Terry Atkinson
Terry Atkinson
Chief Financial Officer

Date: December 18, 2012